                                                                    EXHIBIT 99.9

                        Hallmark Financial Services, Inc.
                           777 Main Street, Suite 1000
                             Fort Worth, Texas 76102

                                __________, 2003

Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
Frisco, Texas   75034

Ladies and Gentlemen:

            In connection  with your  appointment as  Subscription  Agent in the transactions  described  herein,  Hallmark  Financial  Services,  Inc., a Nevada corporation  (the  "Company"),  hereby  confirms  its  arrangements  with you as follows:

            1. RIGHTS OFFERING.  As set forth in the Company's  Prospectus dated
_______________,  2003 (the "Prospectus") and incorporated  herein by reference, the Company  intends to conduct a rights  offering  (the "Rights  Offering")  in which it shall  distribute  one right (the  "Rights") to subscribe for shares of common stock,  $.03 par value per share (the "Common Stock"),  for each share of
Common Stock held at the close of business on June 27, 2003 (the "Record Date").
Each Right shall  entitle the holder  thereof to subscribe  for ______ shares of
Common  Stock  at  the  price  of  $____  per  share  (the  "Basic  Subscription
Privilege").  These  Rights shall  expire at 5:00 p.m.,  New York City time,  on
_______,  2003 (the  "Expiration  Time") and be  evidenced  by  non-transferable subscription  certificates  ("Subscription  Certificates").  In  addition,  each
Rights holder who exercises  his Basic  Subscription  Privilege in full shall be eligible to subscribe for, at the same price of $____ per share, such additional shares of Common Stock that are available as a result of unexercised Rights (the
"Oversubscription Privilege"), subject to prorartion as set forth below.

            2.  APPOINTMENT OF SUBSCRIPTION  AGENT.  You are hereby appointed as
the  Subscription   Agent  for  the  Rights  Offering  in  accordance  with  the
Prospectus.  Each  reference to you in this letter is to you in your capacity as
Subscription Agent, unless the context indicates otherwise.

            3. DELIVERY OF DOCUMENTS.  Enclosed herewith are the following,  the receipt of which by you is hereby acknowledged:

            (a) a copy of the Prospectus;

            (b) the form of Subscription Certificate;

            (c) the form of Instructions as to Use of Subscription Certificates;

            (d) the form of Notice of Guaranteed Delivery;

            (e) the form of Letter to Security Holders Who Are Record Holders;

            (f) the form of  letter to  Securities  Dealers,  Commercial  Banks,
                Trust Companies and other Nominees;

            (g) the form of  letter  to  Clients  of  Security  Holders  Who Are
                Beneficial Holders;

            (h) the form of Nominee Holder Certification Form;

            (i) the Beneficial Owner Election Form;

            (j) the Substitute Form W-9; and

            (k) a return envelope addressed to Securities Transfer  Corporation, as Subscription Agent.

The  documents  referenced in clauses (c) through (j) above shall be referred to herein as the "Ancillary Documents."

            On or before ___________, 2003, you shall mail or cause to be mailed to each holder of Common Stock, at the close of business on the Record Date (the
"Record  Stockholders"),  a  Subscription  Certificate  evidencing the Rights to which such  holder is  entitled,  a  Prospectus,  the  Ancillary  Documents  (as applicable) and an envelope addressed to you. Prior to the mailing, however, the
Company  shall  provide  you with  blank  Subscription  Certificates  for you to prepare  and issue in the names of the  Record  Stockholders  for the  number of
Rights such stockholders are entitled. The Company shall also provide you with a sufficient  number  of  copies of each of the  documents  to be mailed  with the
Subscription Certificates.

            4.  SUBSCRIPTION  PROCEDURE.  (a)  Upon  your  receipt  prior to the
Expiration Time (by mail,  facsimile or delivery) as  Subscription  Agent of (i)
any  Subscription  Certificate  completed  and endorsed for exercise  (except as provided in paragraph 6 hereof),  and (ii)  payment in full of the  subscription price set forth on the cover  page of the  Prospectus  for the  shares of Common
Stock subscribed for (the  "Subscription  Price") in U.S. funds (A) by certified check, bank draft or a postal, telegraphic or express money order payable at par
(without   deduction  for  bank  service  charges  or  otherwise)  to  you,  "AS
SUBSCRIPTION AGENT;" (B) by wire transfer of immediately available funds; or (C)
an alternative  payment method arranged by you and approved by the Company,  you shall as soon as practicable after the Expiration Time (but after performing the
procedures   described  in  subparagraphs  (b)  and  (c)  below),  mail  to  the subscriber's registered address on the books of the Company the shares of Common
Stock subscribed for pursuant to the Basic and Oversubscription  Privileges, and furnish a list of all such information to the Company.

            (b) As soon as  practicable  after the  Expiration  Time,  you shall calculate the number of shares to which each subscriber is entitled  pursuant to the  Oversubscription  Privilege.  Only  subscribers  who  exercise  their Basic

                                      -2-

Subscription  Privilege in full shall be eligible to subscribe  for those shares of Common Stock not subscribed for pursuant to the Basic Subscription  Privilege
(the "Remaining Shares"). Where there are sufficient Remaining Shares to satisfy all additional  subscriptions  by subscribers  exercising their rights under the
Oversubscription  Privilege,  each  subscriber  shall be allotted  the number of additional  shares  subscribed  for by them. If the  aggregate  number of shares subscribed  for under  the  Oversubscription  Privilege  exceeds  the  number of
Remaining  Shares,  the number of Remaining  Shares  initially  allotted to each participant  in the  Oversubscription  Privilege  shall be the lesser of (i) the number of shares  subscribed  for under the  Oversubscription  Privilege by such subscriber or (ii) the product (disregarding  fractions) obtained by multiplying the number of  Remaining  Shares by a fraction,  the  numerator  of which is the number of shares  subscribed  for under the  Oversubscription  Privilege by such subscriber,  and the  denominator  of which is the  aggregate  number  of shares subscribed for under the Oversubscription Privilege by all subscribers. If after the initial  allotment  there are still Remaining  Shares and subscribers  whose exercise of the  Oversubscription  Privilege has not been fully satisfied,  such
Remaining  Shares  shall  be  allocated  (one or more  times  as  necessary)  in accordance  with the foregoing  principal until all available  Remaining  Shares have been allocated.  Any fractional share to which subscribers exercising their
Oversubscription   Privilege  would  otherwise  be  entitled  pursuant  to  such allocation shall be rounded down to the next whole share.

            (c) Upon  calculating  the number of shares to which each subscriber is entitled pursuant to the Oversubscription  Privilege and the amount overpaid, if any, by each  subscriber,  you shall, as soon as  practicable,  (i) furnish a list of all such  information to the Company and (ii) inform the subscribers who participated  in the  Oversubscription  Privilege  of the  number of  additional shares, if any, allotted to them.

            (d) Upon  calculating  the number of shares to which each subscriber is entitled pursuant to the Oversubscription  Privilege and assuming payment for the additional shares  subscribed for has been delivered,  you shall mail to the subscriber's  registered  address  on the books of the  Company  the  additional shares the  subscriber has been allotted as  contemplated  in  subparagraph  (a)
above.  If a lesser  number of  shares is  allotted  to a  subscriber  under the
Oversubscription Privilege than the number for which the subscriber has tendered payment,  you shall remit to the subscriber  the excess of the payment  received from such subscriber  over the amount required to exercise the  Oversubscription
Privilege for the number of shares finally allotted to such subscriber,  without interest or deduction, at the same time as certificates  representing the shares allotted pursuant to the Oversubscription Privilege are mailed.

            (e) You shall promptly remit to the Company, after expiration of the
Rights Offering and issuance of certificates for the shares  subscribed for, all funds received in payment of the Subscription Price under the Basic Subscription
Privilege.  Funds  received by you  pursuant to the  Oversubscription  Privilege shall be held by you in a segregated account pending allocation of shares issued
pursuant  to  the   Oversubscription   Privilege.   Upon  mailing   certificates
representing  the shares and refunding  each  subscriber's  funds for additional shares  subscribed  for but not allotted,  if any, you shall  promptly remit all funds received in payment of the Subscription  Price under the  Oversubscription
Privilege to the Company.

                                      -3-

            5. DEFECTIVE EXERCISE OF RIGHTS; LOST SUBSCRIPTION CERTIFICATES. The
Company shall have the absolute right to reject any defective exercise of Rights or to waive any defect in  exercise.  Unless  requested to do so by the Company, you shall not be under any duty to give  notification to holders of Subscription
Certificates  of  any  defects  or   irregularities   in   subscriptions.   Such
subscriptions  shall not be deemed to have been made  until any such  defects or irregularities  have  been  cured or  waived  within  such  time as the  Company determines.  You shall as soon as practicable return  Subscription  Certificates with defects or irregularities  that have not been cured or waived to the holder of the Rights.  If any  Subscription  Certificate  is alleged to have been lost, stolen or  destroyed,  you should follow the same  procedures  followed for lost stock certificates  representing shares of Common Stock you use in your capacity as transfer agent for the Company's Common Stock.

            6. LATE DELIVERY.  If prior to the  Expiration  Time you receive (i)
payment in full of the  Subscription  Price for the shares of Common Stock being subscribed for and (ii) a guarantee  notice (a "Notice of Guaranteed  Delivery")
substantially  in the form delivered with the Subscription  Certificate,  from a commercial bank or trust company having an office or correspondent in the United
States,  or a member firm of any registered  United States  national  securities exchange or of the National Association of Securities Dealers,  Inc. stating the certificate number of the Subscription  Certificate  relating to the Rights, the name and address of the exercising stockholder, the number of Rights represented by the Subscription Certificate held by such exercising stockholder,  the number
of  shares  of  Common  Stock  being   subscribed  for  pursuant  to  the  Basic
Subscription  Privilege,  the number of shares of Common  Stock,  if any,  being subscribed for pursuant to the Oversubscription  Privilege, and guaranteeing the delivery to you of the  Subscription  Certificate  evidencing such Rights within three trading days on the over-the-counter  market ("OTC") following the date of the Notice of Guaranteed Delivery,  then the Rights may be exercised even though the  Subscription  Certificate  was not delivered to you prior to the Expiration
Time,  provided  that within  three OTC trading days  following  the date of the
Notice of  Guaranteed  Delivery  you receive  the  properly  completed  and duly executed Subscription  Certificate  evidencing the Rights being exercised,  with signature guaranteed if required.

            7.  DELIVERY.  You  shall  deliver  to  the  Company  the  exercised
Subscription  Certificates in accordance with written  directions  received from the Company and shall deliver the shares of Common Stock to the  subscribers who have duly exercised  Rights at their  registered  addresses as instructed on the
Subscription Certificates.

            8.  REPORTS.  You shall notify the Company by telephone on or before the close of business on each business day during the period commencing with the mailing  of the Rights  and  ending at the  Expiration  Time (and in the case of guaranteed deliveries,  ending three business days after the Expiration Time) (a
"daily  notice"),  which notice shall  thereafter be confirmed in writing of (i)
the number of Rights exercised on the day covered by such daily notice, (ii) the number of Rights subject to guaranteed delivery on the day covered by such daily notice,  (iii) the  number of Rights  for which  defective  exercises  have been received  on the day  covered  by such daily  notice,  (iv) the number of shares requested under the  Oversubscription  Privilege and (v) the cumulative total of the  information  set forth in clauses (i) through (iv) above.  At or before the first business day following the  Expiration  Time, you shall certify in writing to the Company the  cumulative  total  through  the  Expiration  Time of all the information set forth in clauses (i) through (iv) above.  You shall maintain and

                                      -4-

update a listing of holders who have fully or partially  exercised their Rights, and holders who have not exercised  their Rights.  You shall provide the Company or its designee with such information compiled by you pursuant to this paragraph
8 as any of them shall request.

            9. FUTURE  INSTRUCTIONS.  With respect to notices or instructions to be  provided  by the  Company  hereunder,  you may rely  and act on any  written instruction signed by (a) any one or more of the following  authorized  officers or employees  of the  Company:  Mark E.  Schwarz,  Chairman and Chief  Executive
Officer  of the  Company or Timothy A.  Bienek,  President  and Chief  Operating
Officer of the  Company;  or (b)  Steven W.  Wolosky  of Olshan  Grundman  Frome
Rosenzweig  & Wolosky  LLP or  Benjamin  S.  Reichel  of Olshan  Grundman  Frome
Rosenzweig & Wolosky LLP, both counsel for the Company.

            10. PAYMENT OF COMPENSATION  AND EXPENSES.  The Company will pay you compensation for acting in your capacity as Subscription  Agent hereunder as set forth on Schedule 1 attached hereto.

            11. COUNSEL. You may consult with counsel satisfactory to you, which may be counsel to the Company, and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by you hereunder in good faith and in accordance with such advice or opinion of such counsel.

            12.  INDEMNIFICATION.  The Company covenants and agrees to indemnify and hold you harmless against any costs, expenses (including reasonable fees for legal counsel), losses or damages, which may be paid, incurred or suffered by or to which you may become subject, arising from or out of, directly or indirectly, any  claim or  liability  resulting  from your  actions  as  Subscription  Agent pursuant  hereto;  provided that such covenant and agreement  does not extend to such costs, expenses, losses and damages incurred or suffered by you as a result of, or arising out of, your own  negligence,  misconduct or bad faith or that of any employees,  agents or independent contractors used by you in connection with performance of your duties as Subscription  Agent  hereunder,  or your breaching any of your obligations under this Agreement.

            13. NOTICES. Unless otherwise provided herein, all reports,  notices and other communications required or permitted to be given hereunder shall be in writing  and  delivered  by hand or  confirmed  telecopy or by first class mail, postage prepaid, as follows:

            (a) If to the Company, to:

                Hallmark Financial Services, Inc.
                777 Main Street
                Suite 1000
                Fort Worth, Texas 76102
                Telephone:  (817) 348-1600

                                      -5-

                with a copy to:

                Steven W. Wolosky, Esq.
                Olshan Grundman Frome Rosenzweig & Wolosky LLP
                505 Park Avenue
                New York, NY 10022
                Telephone:   (212) 753-7200
                Telecopy:    (212) 935-1787

            (b) If to you, to:

                Securities Transfer Corporation
                2591 Dallas Parkway, Suite 102
                Frisco, Texas  75034
                Attention:  Kevin Halter, Jr.
                Telephone:   (469) 663-0101
                Telecopy:     (469) 633-0088

            14.  ASSIGNMENT,  DELEGATION.  (a) Neither  this  Agreement  nor any rights or  obligations  hereunder  may be assigned or  delegated by either party without the written  consent of the other party.  This Agreement  shall inure to the benefit of and be binding  upon the parties and their  respective  permitted successors  and  assigns.  Nothing in this  Agreement  is  intended  or shall be construed  to confer  upon any other  person  any  right,  remedy or claim or to impose upon any other person any duty, liability or obligation.

            15. GOVERNING LAW. The validity,  interpretation  and performance of this Agreement  shall be governed by the law of the State of Texas,  except that body of law relating to choice of laws.

            16.  SEVERABILITY.  If any provision of this Agreement shall be held invalid, unlawful, or unenforceable,  the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

            17.  COUNTERPARTS.  This  Agreement  may be  executed in one or more counterparts,  each of which shall be deemed to be an original  and all of which together shall be considered one and the same agreement.

            18. CAPTIONS.  The captions and descriptive  headings herein are for convenience of the parties only. They do not in any way modify,  amplify,  alter or give full notice of the provisions hereof.

            19.  CONFIDENTIALITY.  All  books,  records,  information  and  data pertaining to the business of a party that are exchanged or received pursuant to the  negotiation  or the carrying out of this  Agreement  including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily  disclosed to any other person,  except as may be required by law.

                                      -6-

            20.  TERM.  This  Agreement  shall  remain in effect  until 30 days'
written  notice  has  been  provided  by  either  party  to  the  other  of  its termination.  Upon termination of the Agreement,  the  Subscription  Agent shall retain all cancelled  Subscription  Certificates  and related  documentation  as required by applicable law.

            21.  MERGER OF  AGREEMENT.  This  Agreement  constitutes  the entire agreement  between the parties hereto and  supersedes  any prior  agreement with respect to the subject matter hereof whether oral or written.

            If the foregoing is in  accordance  with your  understanding  of our arrangements, please sign and return the enclosed duplicate of this letter.

                                    Very truly yours,

                                    HALLMARK FINANCIAL SERVICES, INC.

                                    ----------------------------------
                                    By:  Mark E. Schwarz
                                    Title:  Chairman and Chief Executive Officer

            The foregoing is in accordance with our  understanding and is hereby confirmed and accepted.

                                    SECURITIES TRANSFER CORPORATION

                                    -----------------------------------
                                    By:
                                    Title:

Dated:  ________ __, 2003